SECOND AMENDMENT
                                TO
                    SECOND AMENDED AND RESTATED
                 AGREEMENT OF LIMITED PARTNERSHIP
                                OF
          PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP


          THIS SECOND AMENDMENT, dated July 28, 1999 (the "AMENDMENT"), to the Second Amended and Restated Agreement of Limited Partnership, dated July 15, 1999 (the "PARTNERSHIP AGREEMENT"), is entered into by JP REALTY, INC., as general partner (the "GENERAL PARTNER") of PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP (the "PARTNERSHIP"), for itself and on behalf of the limited partners of the Partnership, and BELAIR REAL ESTATE CORPORATION ("Belair") and BELCREST REALTY CORPORATION ("Belcrest"). Capitalized terms used but not otherwise defined in this Amendment shall have the same meanings ascribed to them as in the Partnership Agreement.

                       W I T N E S S E T H:

          WHEREAS, Section 4.2A of the Partnership Agreement authorizes the General Partner to cause the Partnership to issue additional Partnership Units in one or more classes or series, with such rights, preferences, exchange rights, voting powers and restrictions, limitations as to distributions, qualifications and terms and conditions as shall be determined by the General Partner, subject to the provisions of such section; and

          WHEREAS, pursuant to the authority granted to the General Partner pursuant to Sections 4.2A and 4.2B of the Partnership Agreement, the General Partner desires to amend the Partnership Agreement (i) to establish a new class of Partnership Units, the Series B Preferred Units (as hereinafter defined), and to set forth the rights, preferences, exchange rights, voting powers and restrictions, limitations as to distributions, qualifications and terms and conditions of such Series B Preferred Units, and (ii) to issue the Series B Preferred Units to Belair and Belcrest and admit Belair and Belcrest as Additional Limited Partners.

          NOW,   THEREFORE,   in   consideration   of  good  and   valuable
consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

          1. ISSUANCE OF PREFERRED UNITS. Pursuant to Section 4.2A of the Partnership Agreement, the Partnership hereby designates a new series for Preferred Units as 8.95% Series B Cumulative Redeemable Preferred Units (the "SERIES B PREFERRED UNITS"), with a liquidation preference of $25.00 per Series B Preferred Unit, and the Series B Preferred Units shall have the rights, preferences, exchange rights, voting powers and restrictions, limitations as to distributions, qualifications and terms and conditions specified in the Partnership Unit

Designation attached as SCHEDULE A to this Amendment (which schedule shall be titled Schedule B when attached to the Partnership Agreement). The number of Series B Preferred Units shall be 3,800,000.

          2.   ADMISSION OF LIMITED  PARTNERS.   In accordance with Section
12.2 of the Partnership Agreement, Belair and Belcrest are hereby admitted as Additional Limited Partners.

          3. SCHEDULE OF PARTNERS. The Schedule of Partners which is set forth on EXHIBIT A to the Partnership Agreement is hereby deleted in its entirety and replaced by the Schedule of Partners on EXHIBIT A attached to this Amendment.

          4.   RATIFICATION.    Except   as   expressly  modified  by  this
Amendment, all of the provisions of the Partnership Agreement are hereby affirmed and ratified and remain in full force and effect.

                             *   *   *

     IN WITNESS WHEREOF, this Amendment has been duly executed by the General Partner on behalf of the Partnership and the admitted Limited Partner as of the day and year first set forth above.


                                   JP REALTY, INC.



                                   By: /s/ G. Rex Frazier
                                         Name: G. Rex Frazier
                                         Title: President


                                   BELCREST REALTY CORPORATION


                                   By: /s/ Thomas E. Faust, Jr.
                                         Name: Thomas E. Faust, Jr.
                                         Title: Vice President

                                   BELAIR REAL ESTATE CORPORATION


                                   By: /s/ Thomas E. Faust, Jr.
                                          Name: Thomas E. Faust, Jr.
                                          Title: Vice President

                            SCHEDULE A

TERMS OF 8.95% SERIES B CUMULATIVE REDEEMABLE PREFERRED UNITS

          SECTION 1. DEFINITIONS. Capitalized terms that are used herein shall have the same meaning as set forth in the foregoing Second Amendment (the "AMENDMENT") to the Second Amended and Restated Agreement of Limited Partnership of Price Development Company, Limited Partnership (the "PARTNERSHIP AGREEMENT") or as otherwise set forth below:

     (a) "AFFILIATE" means, as to any Person, any entity which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

     (b) "CHARTER" means the Article of Amendment and Restatement of the Company, dated as of November 19, 1993, as supplemented by those certain Article Supplementary filed with the Maryland State Department of Assessments and Taxation (the "DEPARTMENT") on April 23, 1999 and July 28, 1999, and as further amended, supplemented or corrected from time to time.

     (c) "PARITY PREFERRED UNITS" means the existing Series A Preferred Units and any class or series of Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding and expressly designated by the Partnership to rank on a parity with the Series B Preferred Units (as hereinafter defined) with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership.

     (d) "SERIES B PRIORITY RETURN" means an amount, payable in U.S. dollars, equal to 8.95% per annum of the original capital contribution ($25.00) per Series B Preferred Unit commencing on the date of issuance of such Series B Preferred Unit, determined on the basis of a 360-day year of twelve 30-day months and cumulative to the extent not distributed on any Series B Preferred Unit Distribution Payment Date (as hereinafter defined).

     (e)  "PTP" means a "publicly traded partnership" within the meaning of
Section 7704 of the Internal Revenue Code of 1986, as amended.

     (f) "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity of which a majority of (i) voting power of the voting equity securities or
(ii) the outstanding equity interests, is owned, directly or indirectly, by such person.

          SECTION 2. DESIGNATION AND NUMBER. Pursuant to Section 4.2A of the Partnership Agreement, the Partnership hereby designated a new series of Preferred Units as 8.95% Series B Cumulative Redeemable Preferred Units (the "SERIES B PREFERRED UNITS"), with a liquidation preference of $25.00 per Series B Preferred Unit, and the Series B Preferred Units shall have the rights, preferences, exchange rights, voting powers and restrictions, limitations as to distributions, qualifications and terms and conditions set forth in this SCHEDULE A to the Amendment. The number of Series B Preferred Units shall be 3,800,000.

          SECTION 3. DISTRIBUTIONS. (a) PAYMENT OF DISTRIBUTIONS. Notwithstanding anything to the contrary contained in Section 5.1 of the Partnership Agreement, but subject to the rights of holders of Parity Preferred Units as to the payment of distributions, established pursuant to
Section 4.2 of the Partnership Agreement, holders of Series B Preferred Units shall be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, the Series B Priority Return. Such distributions shall be cumulative, shall accrue form the original date of issuance and will be payable (i) quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year commencing on September 30, 1999 and (ii) in the event of (A) an exchange for Series B Preferred Units into Series B Preferred Stock, or (B) a redemption of Series B Preferred Units, on the exchange date or redemption date, as applicable (each a "SERIES B PREFERRED UNIT DISTRIBUTION PAYMENT DATE"). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed based on the ratio of the actual number or days elapsed in such period to ninety (90) days. If any Series B Preferred Unit Distribution Date is not a Business Day (as hereinafter defined), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series B Preferred Units will be made to the holders of record of the Series B Preferred Units on the relevant record dates to be fixed by the Partnership acting through the General Partner, which record dates shall in no event exceed 15 Business Days prior to the relevant Series B Preferred Unit Distribution Payment Date (the "PREFERRED UNIT PARTNERSHIP RECORD DATE").

     The term "Business Day" shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

     (b) PROHIBITION ON DISTRIBUTION. No distributions on Series B Preferred Units shall be authorized by the General Partner or paid or set apart for payment by the Partnership at any such time as the terms and provisions of any agreement of the Partnership or the General Partner, including any agreement relating to indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent that such authorization or payment shall be restricted or prohibited by law.

     (c) DISTRIBUTIONS CUMULATIVE. Notwithstanding the foregoing, distributions on the Series B Preferred Units will accrue whether or not the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such of such distributions and whether or not such distributions are authorized. Accrued by unpaid distributions on the Series B Preferred Units will accumulate as of the Series B Preferred Unit Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Series B Preferred Unit Distribution Payment Date, to holders of record of the Series B Preferred Units on the record date fixed by the Partnership acting through the General Partner which date shall not exceed 15 Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

     (d) PRIORITY AS TO DISTRIBUTIONS. (i) So long as any Series B Preferred units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Partnership Interest of the Partnership ranking junior to the Series B Preferred Units as to the payment of distributions or rights upon a voluntary or involuntary liquidation, dissolution or winding-up of the Partnership (collectively, "JUNIOR UNITS"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series B Preferred Units, any Parity Preferred Units or any Junior Units, unless, in each case, all distributions accumulated on all Series B Preferred Units and all classes and series or outstanding Parity Preferred Units have been paid in full. The foregoing sentence will not prohibit (a) distributions payable solely in Junior Units, (b) the conversion of Junior Units or Parity Preferred Units into Partnership Interests of the Partnership ranking junior to the Series B Preferred Units as to distributions, or (c) the redemption of Partnership Interests corresponding to any Series B Preferred Stock, Parity Preferred Stock with respect to distributions or Junior Stock to be purchased by the General Partner pursuant to Article NINTH of the Charter to preserve the General Partner's status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding purchase pursuant to Article NINTH of the Charter.

          (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series B Preferred Units, all distributions authorized and declared on the Series B Preferred Units and all classes or series of outstanding Parity Preferred Units shall be authorized and declared so that the amount of distributions authorized and declared per Series B Preferred Unit and such other classes or distributions per Series B Preferred Unit and such other classes or series of Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units do not have cumulative distribution rights) bear to each other.

     (e) NO FURTHER RIGHTS. Holders of Series B Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

          SECTION  4.   The   following   paragraph  shall  be  applied  in
conjunction with Section 6.2H of the Partnership Agreement:

          The allocation of gross income to the Series B Preferred Units pursuant to Section 6.2H for any Partnership Year shall be limited to the excess, if any, of Profits over Losses for all Partnership Years since the issuance of the Series B Preferred Units (calculated solely for this purpose as is Section 6.2H were not part of the Partnership Agreement and without regard to Depreciation). In addition, for purposes of making allocations to the Series B Preferred Units with respect to Section 6.2H(B), the amount of gross income to be allocated to a Series B Preferred Unit (subject to the limitation contained in the prior sentence) shall equal the portion of the distributions to be made pursuant to a redemption of such Series B Preferred Unit that exceeds the capital contribution that was made with respect to such Series B Preferred Unit.

          SECTION 5. LIQUIDATION PROCEEDS. (a) Subject to the rights of holders of Parity Preferred Units with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, each holder of Series B Preferred Units shall be entitled to receive out of the assets of the Partnership legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Partnership, but before any payment or distributions of the assets shall be made to holders of Junior Units, an amount equal to such holder's original capital contribution plus the cumulative (to the date of payment) unpaid Series B Priority Return; PROVIDED, HOWEVER, that in no event shall such amount exceed such holder's Capital Account on the date of distribution. If, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series B Preferred Units and any Parity Preferred Units as to rights upon liquidation, dissolution or winding-up of the Partnership, all payments of liquidating distributions on the Series B Preferred Units and any Parity Preferred Units shall be made so that the payments on the Series B Preferred Units and such Parity Preferred Units shall in all cases bear to each other the same ratio that the respective rights of the Series B Preferred Units and such other Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Units do not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Partnership bear to each other.

     (b) NOTICE. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than 30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

     (c) NO FURTHER RIGHTS. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

     (d) CONSOLIDATION, MERGER OR CERTAIN OTHER TRANSACTIONS. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the General Partner to, or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust, partnership, limited liability company or other entity (or of any corporation, trust, partnership, limited liability company or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

          SECTION 6. OPTIONAL REDEMPTION. (a) RIGHT OF OPTIONAL REDEMPTION. The Series B Preferred Units may not be redeemed prior to July 29, 2004. On or after such date, the Partnership shall have the right to redeem the Series B Preferred Units, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to the original capital contribution of such holder plus the cumulative Series B Priority Return, whether or not declared, to the redemption date to the extent not previously distributed (the "Series B Redemption Price"), which such amount is intended to equal the Capital Account balance of such redeemed Series B Preferred Unit. If fewer than all of the outstanding Series B Preferred Units are to be redeemed, the Series B Preferred Units to be redeemed shall be selected PRO RATA (as nearly as practicable without creating fractional units).

     (b) LIMITATION ON REDEMPTION. (i) The Series B Redemption Price (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of the sale proceeds of capital stock of the General Partner, which will be contributed by the General Partner to the Partnership as additional capital contribution, or out of the sale of limited partner interests in the Partnership and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock (as such terms are defined in the Charter)), shares, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

          (ii) The Partnership may not redeem fewer than all of the outstanding Series B Preferred Units unless all accumulated and unpaid distributions have been paid on all Series B

Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.

     (c) PROCEDURES FOR REDEMPTION. (i) Notice of redemption will be (A) faxed, and (B) mailed by the Partnership, by certified mail, postage prepaid, not less than 30 or more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Units at their respective addresses as they appear on the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceeding for the redemption of any Series B Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law, each such notice shall state: (1) the redemption date, (2) the Series B Redemption Price, (3) the aggregate number or Series B Preferred Units to be redeemed and, if fewer than all of the outstanding Series B Preferred Units are to be redeemed, the number of Series B Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage that such holder's number of Series B Preferred Units bears to the aggregate number of outstanding Series B Preferred Units) of the aggregate number of Series B Preferred Units to be redeemed, (4) the place or places where such Series B Preferred Units are to be surrendered for payment of the Series B Redemption Price, (5) that distributions on the Series B Preferred Units to be redeemed will cease to accumulate on such redemption ate and (6) that payment of the Series B Redemption Price will be made upon presentation and surrender of such Series B Preferred Units.

          (ii) If the Partnership gives a notice of redemption in respect of Series B Preferred Units (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership will deposit irrevocably in trust for the benefit of the Series B Preferred Units being redeemed funds sufficient to pay the applicable Series B Redemption Price and will give irrevocable instructions and authority to pay such Series B Redemption Price to the holders of the Series B Preferred Units upon surrender of the Series B Preferred Units by such holders at the place designated in the notice of redemption. If the Series B Preferred Units are evidence by a certificate and if fewer than all Series B Preferred Units evidenced by any certificate are being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series B Preferred Units, evidencing the unredeemed Series B Preferred Units without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series B Preferred Units or portions thereof called for redemption, unless the Partnership defaults in the payment thereof. If any date fixed for redemption of Series B Preferred Units is not a Business Day, then payment of the Series B Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Series B Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such Series B Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purpose of calculating the applicable Series B Redemption Price.

          SECTION 7. VOTING RIGHTS. (a) GENERAL. Holders of the Series B Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as set forth in Section 7.3, 14.1C or 14.2 of the Partnership Agreement and except as set forth below.

     (b) CERTAIN VOTING RIGHTS. So long as any Series B Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Units outstanding at the time (i) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Interests senior to the Series B Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any existing Partnership Interests of the Partnership into any such senior Partnership Interest, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such senior Partnership Interests; (ii) authorize or create, or increase the authorized or issued amount of any Parity Preferred Units or reclassify any existing Partnership Interest into any such Partnership Interest or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interest, but only to the extent such Parity Preferred Units are issued to an Affiliate of the Partnership, other than the General Partner to the extent the issuance of such interest was to allow the General Partner to issue corresponding preferred stock to persons who are not Affiliates of the Partnership; or
(iii) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or (B) amend, alter or repeal the provisions of the Partnership Agreement, whether by merger, consolidation or otherwise, that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Units or the holders thereof; PROVIDED, HOWEVER, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Partnership's assets as an entirety, so long as (1) the Partnership is the surviving entity and the Series B Preferred Units remain outstanding with the terms thereof unchanged, or (2) the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes the Series B Preferred Units for other interests in such entity having substantially the same terms and rights as the Series B Preferred Units, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series B Preferred Units; and provided further that any increase in the amount of Partnership Interest or the creation or issuance of any other class or series of Partnership Interests, in each case ranking (y) junior to the Series B Preferred Units with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, or (z) on a parity with the Series B Preferred Units with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up but only to the extent such Partnership Interest not issued to an Affiliate of the Partnership, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not Affiliates of the Partnership, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. In the event of any conflict between the provisions of Article 14 of the Partnership Agreement and the provisions of this Section 7, the provisions of the Section 7 shall control.

          SECTION 8. TRANSFER RESTRICTIONS. The Series B Preferred Units shall be subject to the provisions of Article 11 of the Partnership Agreement. For purposes of the Series B Preferred Units, Article 11 is hereby supplemented as follows:

          "11.7  Notwithstanding  anything  to  the  contrary  contained in
     Article 11 hereof, (i) a transfer of all or any portion of the Series A Preferred Units or Series B Preferred Units shall not require the consent of the General Partner; (ii) the transferee of such transfer shall be admitted to the Partnership as a Limited Partner on the closing date of such transfer; (iii) the Partnership and the General Partner shall treat such transferee as the absolute owner of the interest transferred in all respects; and (iv) the General Partner shall not have the right to require any transferor or transferee of such Series A Preferred Units or Series B Preferred Units to have such Series A Preferred Units or Series B Preferred Units redeemed; provided, that the foregoing shall not apply to (x) a transfer in violation of Section 11.3C hereof, (y) a transfer that would create a risk that the Partnership would fail to qualify for the private placement or lack of actual trading safe harbor of Notice 88-75 or Treasury Regulation <section>1.7704-1, and (z) a transfer to any Person that is a competitor (as reasonably determined by the General Partner) of the General Partner.

          SECTION 9.  EXCHANGE RIGHTS   (a) RIGHT TO EXCHANGE.   (i)  Subject
in all cases to the ownership limitations set forth in the Charter, Series B Preferred Units will be exchangeable in whole or in part at any time on or after the tenth anniversary of the date of issuance, at the option of the holders thereof, for authorized but previously unissued shares of 8.95% Series B Cumulative Redeemable Preferred Stock of the General Partner (the "SERIES B PREFERRED STOCK") at an exchange rate of one share of Series B Preferred Stock for one Series B Preferred Unit, subject to adjustment as described below (the "SERIES B EXCHANGE PRICE"); provided that the Series B Preferred Units will become exchangeable at any time, in whole or in part, at the option of the holders of Series B Preferred Units for Series B Preferred Stock if (x) at any time full distributions shall not have been timely made on any Series B Preferred Unit with respect to six prior quarterly distribution periods, whether or not consecutive; PROVIDED, HOWEVER, that a distribution in respect of Series B Preferred Units shall be considered timely made if made within two Business Days after the applicable Series B Preferred Unit Distribution Payment Date if at the time of such late payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not timely made or (y) upon receipt by a holder or holders of Series B Preferred Units of
(1) notice from the General Partner that the General Partner or a Subsidiary of the General

Partner has taken the position that the Partnership is, or upon the occurrence of a defined event in the immediate future will be, a PTP and (2) an opinion rendered by an outside nationally recognized independent counsel familiar with such matters addressed to a holder or holders of Series B Preferred Units, that the Partnership is or likely is, or upon the occurrence of a defined event in the immediate future will be or likely will be, a PTP. In addition, the Series B Preferred Units may be exchanged for Series B Preferred Stock, in whole or in part, at the option of any holder prior to the tenth anniversary of the issuance date and after the third anniversary thereof if such holder of Series B Preferred Units shall deliver to the General Partner either (i) a private letter ruling addressed to such holder of Series B Preferred Units or (ii) an opinion of independent counsel reasonably acceptable to the General Partner based on the enactment of temporary or final Treasury Regulations or the publication of a Revenue Ruling, in either case to the effect that an exchange of the Series B Preferred Units at such earlier time would not cause the Series B Preferred Units to be considered "stock and securities" within the meaning of Section 351(e) of the Code for purposes of determining whether the holder of such Series B Preferred Units is an "investment company" under section 721(b) of the Code if an exchange is permitted at such earlier date. Furthermore, the Series B Preferred Units may be exchanged in whole but not in part by any holder thereof which is a real estate investment trust within the meaning of Sections 856 through 859 of the Code for Series
B Preferred Stock (but only if the exchange in whole may be accomplished consistently with the ownership limitations set forth under Article NINTH of the Charter of the General Partner (taking into account exceptions thereto)) if at any time, (i) the Partnership reasonably determines that the assets an income of the Partnership for a taxable year after 1999 would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code or (ii) any such holder of Series B Preferred Units shall deliver to the Partnership and the General Partner an opinion of independent counsel reasonably acceptable to the General Partner to the effect that, based on the assets and income of the Partnership for a taxable year after 1999, the Partnership would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code and that such failure would create a meaningful risk that a holder of the Series B Preferred Units would fail to maintain qualification as a real estate investment trust.

     (ii) Notwithstanding anything to the contrary set forth in SECTION 9(A)(I) hereof, if any Exchange Notice (as defined herein) has been delivered to the General Partner, then the General Partner may, at its option, elect to redeem or cause the Partnership to redeem all or a portion of the outstanding Series B Preferred Units for cash in an amount equal to the original capital contribution per Series B Preferred Unit and all accrued and unpaid distributions thereon to the date of redemption. The General Partner may exercise its option to redeem the Series B Preferred Units for cash pursuant to this SECTION 9(A)(II) hereof by giving each holder of record of Series B Preferred Units notice of its election to redeem for cash, within ten Business Days after receipt of the Exchange Notice, by (m) fax, and (n) registered mail, postage paid, at the address of each holder as it may appear on the records of the Partnership stating
(A) the redemption date, which
shall be no later than 60 days following the receipt of the Exchange Notice, (B) the redemption price, (C) the place or places where the Series B Preferred Units are to be surrendered for payment of the redemption price, (D) that distributions on the Series B Preferred Units will cease to accrue on such redemption date, (E) that payment of the redemption price will be made upon presentation and surrender of the Series B Preferred Units and (F) the aggregate number of Series B Preferred Units to be redeemed, and if fewer than all of the outstanding Series B Preferred Units are to be redeemed, the number of Series B Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage of the aggregate number or outstanding Series B Preferred Units the total number of Series B Preferred Units held by such holder represents) of the aggregate number of Series B Preferred Units being redeemed.

     (iii) If an exchange of all or a portion of Series B Preferred Units pursuant to SECTION 9 (A)(I) hereof would violate the provisions on ownership limitation of the General Partner set forth in Article NINTH of the Charter with respect to the Series B Preferred Stock, the General Partner shall give written notice thereof to each holder of record of Series B Preferred Units, within ten Business Days following receipt of the Exchange Notice, by (m) fax, and (n) registered mail, postage prepaid, at the address of each such holder set forth in the records of the Partnership. In such event, each holder of Series B Preferred Units shall be entitled to exchange, pursuant to the provision of SECTION 9(B) a number of Series B Preferred Units which would comply with the provisions on the ownership limitation of the General Partner set forth in such Article NINTH of the Charter and any Series B Preferred Units not so exchanged (the "EXCESS UNITS") shall be redeemed by the Partnership for cash in an amount equal to the original capital contribution per Series B Preferred Unit being redeemed plus any accrued and unpaid Series B Priority Return, whether or not declared, to the date of redemption. The written notice of the General Partner shall state (A) the number of Excess Units held by such holder, (B) the redemption price of the Excess Units, (C) the date on which such Excess Units shall be redeemed, which date shall be no later than 60 days following the receipt of the Exchange Notice, (D) the place or places where such Excess Units are to be surrendered for payment of the Redemption Price, (E) that distributions on the Excess Units will cease to accrue on such redemption date, and (F) that payment of the redemption price will be made upon presentation and surrender of such Excess Units. In the event an exchange would result in Excess Units, as a condition to such exchange, each holder of such units agrees to provide representations and covenants reasonable requested by the General Partner relating to (1) the widely held nature of the interests in such holder, sufficient to assure the General Partner that the holder's ownership of stock of the General Partner (without regard to the limits described above) will not cause any individual to beneficially own the stock of the General Partner in excess of the amounts provided in Article NINTH of the Charter (taking into account the provisions of the Articles Supplementary); and (2) to the extent such holder can so represent and covenant without obtaining information from its owners, the holder's ownership of tenants of the Partnership and its Affiliates.

     (iv) The redemption of Series B Preferred Units described in SECTION 9
(A)(II) and (III) shall be subject to the provisions of SECTION 6(B)(I) and
SECTION 6(C)(II); provided, that the term "redemption price" in such Section shall be read to mean the original capital contribution per Series B P referred Unit being redeemed plus all accrued and unpaid distributions to the redemption date.

     (b) PROCEDURE FOR EXCHANGE. (i) Any exchange shall be exercised pursuant to a notice of exchange (the "EXCHANGE NOTICE") delivered to the General Partner by the Holder who is exercising such exchange right, by (A) fax and (B) by certified mail postage prepaid. The exchange of Series B Preferred Units, or a specified portion thereof, may be effected after the fifth (5{th}) Business Day following receipt by the General Partner of the Exchange Notice by delivering certificates, if any, representing such Series B Preferred Units to be exchanged together with, if applicable, written notice of exchange and a proper assignment of such Series B Preferred Units to the office of the General Partner maintained for such purpose. Currently, such office is 35 Century Park-Way, Salt Lake City, Utah 84115. Each exchange will be deemed to have been effected immediately prior to the close of business on the date on which such Series B Preferred Units to be exchange (together with all required documentation) shall have been surrendered and notice shall have been received by the General Partner as aforesaid and the Exchange Price shall have been paid. Any shares of Series B Preferred Stock issued pursuant to this SECTION 9 shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of pledge, lien, encumbrance or restriction other than those provided in the Charter, the Bylaws of the General Partner, the Securities Act and relevant state securities or blue sky laws.

     (ii) In the event of an exchange of Series B Preferred Units for shares of Series B Preferred Stock, an amount equal to the accrued and unpaid distributions, whether or not declared, to the date of exchange on any Series B Preferred Units tendered for exchange shall (A) accrue on the shares of the Series B Preferred Stock into which such Series B Preferred Units are exchanged, and (B) continue to accrue on such Series B Preferred Units, which shall remain outstanding following such exchange, with the General Partner as the holder of such Series A Preferred Units. Notwithstanding anything to the contrary set forth herein, in no event shall a holder of a Series B Preferred Unit that was validly exchanged into Series B Preferred Stock pursuant to this section (other than the General Partner no holding such Series B Preferred
Unit), receive a cash distribution from the Partnership, if such holder, after exchange, is entitled to receive a distribution with respect to the share of Series B Preferred Stock for which such Series B Preferred Unit was exchanged or redeemed.

     (iii) Fractional shares of Series A Preferred Stock are not to be issued upon exchange but, in lieu thereof, the General Partner will pay a cash adjustment based upon the fair market value of the Series B Preferred Stock on the day prior to the exchange date as determined in good faith by the Board of Directors of the General Partner.

     (c) ADJUSTMENT OF SERIES B EXCHANGE PRICE. (i) The Series B Exchange Price is subject to adjustment upon certain events, including, (A) subdivisions, combinations and reclassification of the Series B Preferred Stock, and (B) distribution to all holders of Series B Preferred Stock of evidence of indebtedness of the General partner or assets (including securities, but excluding dividends and distributions paid in cash out of equity applicable to Series B Preferred Stock).

          (ii) In case the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner's capital stock or sale of all or substantially all of the General Partner's assets), in each case as a result of which the Series B Preferred Stock will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series B Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of the number of shares of Series B Preferred Stock or fraction thereof into which one Series B Preferred Unit was exchangeable immediately prior to such transaction. The General Partner may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

     (d) The exchange rights set forth in the SECTION 9 are provided to the holders of the Series B Preferred Units in lieu of any other exchange rights in respect of Partnership Units set forth in the Partnership Agreement or in the Exchange Agreement. In addition, so long as either Contributor, or any of their permitted successors or assigns, hold any Series B Preferred Units, the Company shall not, without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Units outstanding at the time: (a) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking prior to the Series B Preferred Shares with respect to the payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the Company into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares; (b) designate or create, or increase the authorized or issued amount of, any Parity Preferred Shares or reclassify any authorized shares of the Company into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent that such Parity Preferred Shares are issued to an Affiliate of the Company; (c) amend, alter or repeal the provisions of the Charter or By-Laws of the Company, whether by merger, consolidation or otherwise, that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Shares or the holders of the Series B Preferred Shares or the Series B Preferred Units; PROVIDED, HOWEVER, that any increase in the amount of authorized preferred shares of beneficial interest of the Company ("PREFERRED SHARES") or the creation or issuance of any other series or class of Preferred Shares, or any increase in the amount of authorized shares of each class or series, in each case ranking either (1) junior to the Series B Preferred Shares with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, or (2) on a parity with the Series B Preferred Shares with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up to the extent such Preferred Shares are not issued to an Affiliate of the Company, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

          SECTION 10. NO CONVERSION RIGHTS. Except as set forth in Section 9, the holders of the Series B Preferred Units shall not have any rights to convert such units into shares of any other class or series of stock or into any other securities of, or interest in, the Partnership.

          SECTION   11.   NO  SINKING  FUND.   No  sinking  fund  shall  be
established for the retirement or redemption of Series B Preferred Units.

          SECTION 12. EXHIBIT A TO PARTNERSHIP AGREEMENT. In order to duly reflect the issuance of the Series B Preferred Units provided for herein, the Partnership Agreement is hereby further amended by deleting EXHIBIT A thereto and replacing EXHIBIT A attached hereto there for.

                        Exhibit A to Schedule A

                             EXHIBIT A

                PARTNERS AND PARTNERSHIP INTERESTS


                                                        Partnership               Percentage
                 Name of Partner                           Units                   Interest
------------------------------------------------------------------------------------------------

GENERAL PARTNER
JP Realty, Inc.
35 Century Park-Way
Salt Lake City, Utah 84115                                      17,640,747                 82.74871%

LIMITED PARTNERS
Boise Mall Investment Company, Ltd.                                824,411                  3.86712%
Brown, Mike                                                            125                  0.00059%
Bybee, Terry                                                           320                  0.00150%
Cache Valley Mall Partnership, Ltd.                                328,813                  1.54239%
Chandler, Harry                                                        100                  0.00047%
Clauson, Pat                                                           100                  0.00047%
Cloward, Burke                                                      35,460                  0.16633%
Cordano, Alan                                                          765                  0.00359%
Cordano, James                                                       1,531                  0.00718%
Curtis, Greg                                                            24                  0.00011%
Curtis, Vardell                                                        125                  0.00059%
East Ridge Partnership                                                 100                  0.00047%
Enslow, Mike                                                           320                  0.00150%
Fairfax Holding, LLC                                               786,226                  3.68801%
Frank, Alan                                                          5,486                  0.02573%
Frazier, G. Rex                                                      3,680                  0.01726%
Frei, Michael                                                        6,817                  0.03198%
Gillette, Jerry                                                        100                  0.00047%
Hall Investment Company                                             10,204                  0.04786%
Hansen, Kenneth                                                      5,102                  0.02393%
JCP Realty, Inc.                                                   350,460                  1.64393%
KFC Advertising                                                      5,487                  0.02574%
Kelley, Chad                                                           125                  0.00059%
Kelley, Paul                                                            25                  0.00012%
King American Hospital, Ltd.                                        63,424                  0.29751%
King Provo, Ltd.                                                    64,872                  0.30430%
King, Warren P.                                                      6,244                  0.02929%
Mendenhall, Paul K.                                                    214                  0.00100%
Mulkey, Tom                                                            100                  0.00047%
North Plains Development Company, Ltd.                              19,033                  0.08928%
North Plains Land Company, Ltd.                                      1,758                  0.00825%
Olson, Carl                                                          1,894                  0.00888%
Orton, Byron                                                           125                  0.00059%
Peterson, Martin G.                                                    692                  0.00325%
Pine Ridge Development Company, Ltd.                                77,641                  0.36420%
Pine Ridge Land Company, Ltd.                                        5,176                  0.02428%
Price, John                                                            200                  0.00094%
Price, Steven                                                          350                  0.00164%

       EX.A-1
                                                         Partnership               Percentage
                  Name of Partner                           Units                   Interest
------------------------------------------------------------------------------------------------

Price 800 Company, Ltd.                                            156,615                  0.73465%
Price Commerce, Ltd.                                                63,423                  0.29750%
Price East Bay, Ltd.                                                37,157                  0.17430%
Price Eugene Bailey Company, Ltd.                                   17,497                  0.08207%
Price Fremont Company, Ltd.                                        166,315                  0.78015%
Price Glendale Company, Ltd.                                         3,935                  0.01846%
Price Orem Investment Company, Ltd.                                 66,747                  0.31309%
Price Plaza 800 Company, Ltd.                                       12,199                  0.05722%
Price Riverside Company, Ltd.                                       10,983                  0.05152%
Price Rock Springs Company, Ltd.                                    11,100                  0.05207%
Price Taywin Company, Ltd.                                         106,381                  0.49901%
Priet, Nettie                                                          100                  0.00047%
Red Cliff Mall Investment Company                                  167,379                  0.78514%
RMC Mall Corp.                                                      41,518                  0.19475%
Roebbelen Engineering                                               72,000                  0.33774%
Souvall, Sam                                                        23,371                  0.10963%
Taycor Ltd.                                                         35,462                  0.16634%
Tech Park II Company, Ltd.                                           4,929                  0.02312%
Timothy, Jodi                                                          150                  0.00070%
Vise, Phil                                                             160                  0.00075%
Watcott, Keith                                                      35,460                  0.16633%
Watkins, Gary                                                        5,102                  0.02393%
Wilcher, Abe                                                         5,306                  0.02489%
Wilcher, Lena                                                       10,000                  0.04691%
YSP                                                                 16,787                  0.07874%
Total                                                           21,318,452                100.00000%
SSB Tax Advantaged Exchange Fund I, LLC                            510,000               100.00000%{1}
Belcrest Realty Corporation                                      2,400,000                63.15789%{2}
Belair Real Estate Corporation                                   1,400,000                36.84211%{2}
                                                                 3,800,000                100.00000%

___________________________

1. Represents all of the Series A Preferred Units issued by the Partnership.
2. Represents a percentage of the Series B Preferred Units issued by the Partnership.
       EX.A-2